SINCLAIR BROADCAST GROUP, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                        (as amended through July 9, 1996)

     FIRST: Name. The name of the Corporation is:

                                          SINCLAIR BROADCAST GROUP, INC.

     SECOND: Purpose. The purpose for which the Corporation is formed and the business or object to be carried on and promoted by it are as follows:

     (a) to own, operate, acquire, sell, and transfer television stations and television programming;

     (b) to do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time; and

     (c) to engage in any other lawful purpose and business.

     THIRD: Capital Structure. The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred forty-five million (145,000,000) shares, having an aggregate par value of one million four hundred fifty thousand dollars ($1,450,000), consisting of one hundred million (100,000,000) shares of Class A Common Stock with a par value of one cent ($.01) per share (the "Class A Common Stock"), thirty-five million (35,000,000) shares of Class B Common Stock with a par value of one cent ($.01) per share (the "Class B Common Stock"), and ten million (10,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock"). Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as "Common Shares."

     FOURTH: Voting Rights. (a) Holders of Class A Common Stock are entitled to one (1) vote per share of such stock held and, except as provided below, holders of Class B Common Stock are entitled to ten (10) votes per share of such stock held with respect to matters properly submitted for the vote of holders of Common Shares at any duly constituted meeting of stockholders. The holders of Common Shares will vote together as a single class on all matters properly presented to the stockholders for their vote unless otherwise required by law. The holders of the Common Shares are not entitled to cumulate votes in the election of any directors.


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     (b) Notwithstanding the foregoing, holders of Class B Common Stock shall be entitled to one (1) vote per share with respect to: (i) any proposed "Rule 13e-3 transaction," as that term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and any person who held stock in the Corporation as of January 1, 1995 (the "Controlling Stockholders"), any Affiliate (as such term is defined below) of the Controlling Stockholders, or any group which the Controlling Stockholders are an Affiliate or which the Controlling Stockholders are a member; (ii) any disposition of all or substantially all of the Corporation's assets; (iii) any sale or transfer or other disposition of assets which would cause a fundamental change in the nature of the Corporation's business; and (iv) a merger or a consolidation of the Corporation subsequent to which the holders of the Common Shares will own less than 50% of the common stock of the Corporation following such transaction.

     For the purpose of paragraph (b) above, an "Affiliate" is defined as: (i) any individual or entity that, directly or indirectly, controls, is controlled by, or is under the common control of the Controlling Stockholders; (ii) any corporation or organization (other than the Corporation or a majority owned subsidiary of the Corporation) of which any of the Controlling Stockholders is an owner or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of voting securities or in which any of the Controlling Stockholders has a substantial beneficial interest; (iii) a voting trust or similar arrangement pursuant to which any of the Controlling Stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the Controlling Stockholders or any relative of such spouse provided such spouse has the same residence as the Controlling Stockholder.

     FIFTH: Conversion of Class B Common Stock.

     (a) In the event that the number of shares of the Corporation's Common Shares held in the aggregate by Controlling Stockholders falls to below ten percent (10%) of the total number of Common Shares outstanding, each share of Class B Common Stock shall at that time be automatically converted to one (1) fully paid and non-assessable share of Class A Common Stock.

     (b) Upon the sale or other transfer by a holder of Class B Common Stock to a person or entity other than a Permitted Transferee (as such term is defined below), such shares of Class B Common Stock shall be automatically converted into an equal number of shares of Class A Common Stock. Promptly upon such sale or other transfer, the holder of Class B Common Stock therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at such office: (i) stating that the shares are being converted pursuant to this paragraph, (ii) identifying the number of shares of Class B Common Stock being converted, and (iii)
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setting out the name or names (with  addresses) and  denominations  in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificate or certificates for the number of Class A Common Stock to which such transferee is entitled, registered in the name of such transferee. In the event of a sale or other transfer of less than all of the Class B Common Stock evidenced by a certificate surrendered to the Corporation in the accordance with the above procedures, the Corporation shall execute and deliver to the transferor, without charge, a new certificate evidencing the number of shares of Class B Common Stock not sold or otherwise transferred.

     For the purpose of paragraph (b) above, a "Permitted Transferee" is defined as:

     (i) (A) any Controlling Stockholder; (B) the estate of a Controlling Stockholder; (C) the spouse or former spouse of a Controlling Stockholder; (D) any lineal descendent of a Controlling Stockholder, any spouse of such lineal descendent, a Controlling Stockholder's grandparent, parent, brother or sister or a Controlling Stockholder's spouse's brother or sister; (E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee;

     (ii) the Corporation;

     (iii) any employee benefit plan or trust thereunder sponsored by the Corporation or any of its subsidiaries;

     (iv) any trust principally for the benefit of one or more of the individuals, persons, firms or entities ("Persons") referred to in (i) through
(iii) above;

     (v) any corporation, partnership, or other entity if all of the beneficial ownership is held by one or more of the Persons referred to in (i) through (iv) above;

     (vi) any voting trust for the benefit of one or more of the Persons referred to in (i) through (iv) above; and


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     (vii) any  broker or dealer in  securities,  clearing  house,  bank,  trust company, savings and loan association or other financial institution which holds the Class B Common Stock for the benefit of a Controlling Stockholder or Permitted Transferee thereof.

     (c) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion of such shares into Class A Common Stock, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by a pledgee who is not a Permitted Transferee, such pledged shares of Class B Common Stock shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into shares of Class A Common Stock as provided above.

     (d) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock at any time. In the event of such voluntary conversion, the procedures set forth in paragraph (a) above shall be followed.

     (e) Shares of Class B Common Stock that are converted into shares of Class A Common Stock due to a sale, transfer, or voluntary conversion shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation as determined by the Board of Directors.

     (f) The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversions provided for herein, a sufficient number of shares of Class A Common stock to effect the conversion of all Class B Common Stock. All of the Common Stock so issuable shall, when issued be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any stock exchange or market on which any of the Common Shares are listed or quoted.

     (g) In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among Class A Common Stock and Class B Common Stock as provided herein.


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     SIXTH:  Preferred  Stock.  The Board of Directors  shall have  authority to classify and reclassify any of the unissued shares of Preferred Stock from time to time by setting or changing in any one or more respects the liquidation or dividend preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the Preferred Stock; provided, however, that the Board of Directors shall not classify or reclassify any such shares into Common Shares, or into any class or series of stock which has the same or lower liquidation priority as the Common Shares; provided further, that nothing herein shall prevent the Board of Directors from classifying or reclassifying any such shares as Preferred Stock convertible into Common Shares that have already been authorized pursuant to Article Third hereof. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon. Notwithstanding anything in these Articles to the contrary, as long as any of the Common Shares shall be listed and quoted on the NASDAQ National Market System, no Preferred Stock may be issued pursuant to the provisions of this ARTICLE SIXTH which would violate the applicable Voting Rights Policy of the NASDAQ National Market System, as the same may be amended from time to time.

     SEVENTH: Other Stock Rights.

     (a) Except as provided hereinabove, each of the Common Shares issued and outstanding shall be identical in all respects, and no dividends shall be paid on any of the common Shares unless the same dividend is paid on all of the Common Shares at the time of such payment. Except for and subject to those special voting rights expressly granted herein to the holders of the Class B Common Stock, the holders of the Common Stock shall have exclusively all other rights of stockholders including, but not limited to, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets and funds of the Corporation remaining after the payment to the creditors of the Corporation.

     (b) Stock Splits and Combinations. If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of each other class of Common Shares shall be subdivided or combined, as the case may be, to the same extent, share and share alike.

     (c) As long as any of the Common Shares shall be listed and quoted on the NASDAQ National Market, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors

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shall at all times include such number of "Independent  Directors" (as such term is defined in Part III, Section 6(c) of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD"), as the same may be amended from time to time as shall be required by the By-Laws of the NASD for the Common Shares to be eligible for listing and quotation of the NASDAQ National Market. In the event that the Common Shares shall cease to be listed and quoted on the NASDAQ National Market, and subsequently are listed and quoted on an exchange or other trading system, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for the Common Shares to be eligible for listing and quotation on such exchange or other trading system.

     (d) No holder of Common Shares or Preferred Shares shall be entitled to preemptive or subscription rights.

     EIGHTH: Principal Office & Registered Agent. The post office address of the principal office of the Corporation in this State is 2000 W. 41st Street, Baltimore, Maryland 21211. The name and post office address of the resident agent of the Corporation in this State is Steven A. Thomas, Esquire, Thomas & Libowitz, P.A., 100 Light Street, Suite 1100 Baltimore, Maryland 21202.

     NINTH: Participation of Non-Citizens. The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of
(i) the total number of all shares of such capital stock outstanding at any time and from time to time, or (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits

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as such limits greater or lesser than 25% may subsequently be imposed by statute or regulation.

     (b) No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time as such limits greater or lesser than 25% may subsequently be imposed by statute or regulation.

     (c) No Alien shall be qualified to act as an officer of the Corporation and no more than one-fourth of the total number of directors of the Corporation at any time may be Aliens except as may be permitted by law or regulation.

     (d) The Board of Directors shall have all powers necessary to implement the provisions of this ARTICLE NINTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"), including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition.

     (e) Without limiting the generality of the foregoing and notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 2-310 of the Maryland General Corporation Law, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

          (i) the redemption price of the shares to be redeemed pursuant to this ARTICLE NINTH shall be equal to the fair market value of the shares to be redeemed, as determined by reference to the closing price of such shares on the last business day before the date of redemption if the shares are traded on a national exchange or as determined by the Board of Directors in good faith if the shares are not then being traded on a national exchange;

          (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;



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          (iii) if less than all the shares  held by Aliens are to be  redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

          (iv) at least 10 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (v) from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

          (vi) such other terms and conditions as the Board of Directors shall determine.

     For purposes of this ARTICLE NINTH, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3, 17 C.F.R. ss. 240.13d-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended.

     TENTH: Directors.

          (a) The number of directors of the Corporation which shall constitute the whole Board shall be not less than three (3) nor more than nine (9) directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a Resolution adopted by a majority of the entire Board of Directors. Directors shall hold office for a term of one (1) year or until the first annual meeting of stockholders following their election. Each director elected shall hold office until his successor shall be elected and shall qualify.

          (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the remaining directors, though less than a quorum,

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and the  directors  so chosen shall hold office  for a term expiring at the next annual meeting of stockholders at which the successors shall be elected and shall qualify.

          (c) At any meeting of the stockholders called for the purpose, any director may, by a majority vote of all of the shares of stock outstanding and entitled to vote, be removed from office, but only for cause.

          (d) Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of stockholders holding a majority of the votes entitled to be cast for election of directors shall be required to amend or repeal or adopt any provision inconsistent with this ARTICLE TENTH.

     ELEVENTH: Indemnification. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at the request of another entity, and advance expenses to a director or officer of the Corporation to the fullest extent permitted by and in accordance with Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law. No amendment of the Charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     TWELFTH: Duration. The duration of the Corporation shall be perpetual.



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                         SINCLAIR BROADCAST GROUP, INC.

                             ARTICLES SUPPLEMENTARY

                      SERIES A EXCHANGEABLE PREFERRED STOCK



         Sinclair Broadcast Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation (the "SDAT") as follows:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the Charter of the Corporation (the "Charter"), the Board of Directors has duly divided and classified 1,500,000 shares of the Preferred Stock of the Corporation into a series designated "Series A Exchangeable Preferred Stock" and has provided for the issuance of such series.

         SECOND: The terms of the Series A Exchangeable Preferred Stock, par value of $.01 per share, as set by the Board of Directors are as follows:

                  1. Designation and Amount. The shares of such series shall be designated as Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting such series shall initially be 1,500,000, subject to increase by action of the Board of Directors effectuated by further Articles Supplementary in order to provide for the issuance of Dividend Shares (as defined herein).

                  2. Conversion. Each share of the Series A Preferred Stock will automatically be exchanged for and converted into one share of Series B Convertible Preferred Stock (the "Series B Preferred Stock") effective at the time of filing with the SDAT of an amendment to the Charter authorizing the issuance of Series B Preferred Stock, which shall be filed promptly following approval of the amendment by the stockholders. The Series B Preferred Stock shall have the terms, conditions and preferences set forth in Annex A attached to these Articles Supplementary; provided, however, that such Series B Preferred Stock shall be effective and may be issued only upon and after the filing of such amendment with the SDAT. Upon the filing of the amendment with the SDAT and surrender of a certificate representing shares of Series A Preferred Stock, the Corporation will issue a certificate representing the same number of shares of Series B Preferred Stock.



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                  3.  Trigger Event.

                      (i) Upon the date that is 180 days after the occurrence of a Trigger Event (as defined below), subject to paragraph 8 hereof, the holders of shares of Series A Preferred Stock, in preference to the holders of any other class of capital stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash or, at the Corporation's option, additional shares of Series A Preferred Stock ("Dividend Shares") on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the date that is 180 days after the occurrence of the Trigger Event, in an amount per share (rounded to the nearest cent) equal to (a) with respect to the first four Quarterly Dividend Payment Dates, Three Dollars and Seventy-Five Cents ($3.75) and (b) with respect to the fifth and each succeeding Quarterly Dividend Payment Date, Five Dollars ($5.00). In the event a quarterly dividend is paid (in whole or in part) in Dividend Shares, the number of Dividend Shares to be issued in respect of such dividend payment for each share of Series A Preferred Stock then outstanding shall equal
(x) that portion of the quarterly dividend paid in Dividend Shares (expressed in Dollars) divided by (y) 100.

                      (ii) Whether or not declared, dividends shall begin to accrue and be cumulative on initially outstanding shares of Series A Preferred Stock from the 180th day following the Trigger Event. Whether or not declared, dividends shall begin to accrue and be cumulative on Dividend Shares from the date of the applicable Quarterly Dividend Payment Date. All dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not declared, from and after the date such dividends are payable and be rounded to the nearest cent. Any dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated equally among all such shares at the time outstanding. If a portion of a dividend is paid in cash and a portion is paid in Dividend Shares, then the proportion paid in cash and the proportion paid in Dividend Shares shall be the same for each share. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                      (iii) At any time after the occurrence of a Trigger Event, the Corporation shall have the right to purchase all of the shares of Series A Preferred Stock then held by a holder at a purchase price per share equal to (a) One Hundred Dollars ($100.00) plus (b) the amount of any accrued and unpaid dividends and distributions on such share, whether or not declared, to the date of such payment. If the Corporation elects to exercise its right to repurchase pursuant to this paragraph, the Corporation shall fix the date for redemption and shall give notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption; provided, however, that the redemption date shall not be sooner than 180 days after the Trigger Event Notice, and the

Corporation may give notice of a redemption to occur on such 180th day at any time after the Trigger Event Notice and before the 30th day preceding such 180th day. The notice given under this Section 3(iii) should state (i) the time and place at which the redemption will occur; (ii) the redemption price; and (iii) the procedure for giving a Retention Notice and the Conversion Price applicable to the Series B Stock into which a holder's shares of Series A Preferred Stock will be exchanged if such holder gives a Retention Notice.

                      (iv) At any time following issuance of a notice of redemption and prior to the date of redemption set forth therein, any holder of Series A Preferred Stock may deliver a notice (a "Retention Notice") of its intent to retain the shares of Series A Preferred Stock held by such holder, and such holder's shares shall not be redeemed but, as of the redemption date, will have only such rights as such holder would have if its shares of Series A Preferred Stock were exchanged for Series B Preferred Stock on the redemption date and converted on such date into shares of Class A Common Stock. Each share of Series A Preferred Stock held by a holder who gives a Retention Notice will automatically be exchanged for and converted into one share of Series B Preferred Stock effective at the time of filing with the SDAT of an amendment to the Charter authorizing the issuance of Series B Preferred Stock and such shares of Series B Preferred Stock shall on such date automatically be converted into Class A Common Stock on the terms set forth in Annex A hereto as if such conversion had occurred on the redemption date.

                      (v) A "Trigger Event" means the termination of Barry Baker's employment with the Corporation prior to the expiration of the initial five-year Agreement Term under the Employment Agreement dated as of April 10, 1996 between Barry Baker and the Corporation (the "Employment Agreement") (x) by the Corporation for any reason other than "for cause" under Section 9 of the Employment Agreement, or (y) by Barry Baker under Section 10.3.1 of the Employment Agreement.

                      (vi) The Corporation shall give each holder of Series A Preferred Stock notice of the occurrence of a Trigger Event (the "Trigger Event Notice") within 30 days following the occurrence of the Trigger Event. The Trigger Event Notice shall advise the holders of Series A Preferred Stock of the type of Trigger Event that has occurred and the date on which such Trigger Event occurred.

                  4. Dividends. Subject to paragraph 8 hereof, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration (whether cash, securities or property) any shares of capital stock except as permitted with respect to the Series A Preferred Stock under Paragraph 3 of this Article Second.

5.       Preference Upon Liquidation, Dissolution or Winding Up.

                      (i) Subject to the provisions of paragraph 8 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price of the Series A Preferred Stock as of the date of payment or distribution. In addition, after the payment of the Liquidation Price, holders of Series A Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, on a pari passu basis and concurrent with payments or distributions made upon liquidation, dissolution or winding-up to the holders of the Corporation's Common Stock (as defined in the Charter), an amount per share equal to the excess, if any, of (i) the amount that would have been payable with respect to such share if it had been exchanged for Series B Preferred Stock and converted into Common Stock on the terms set forth in Annex A immediately prior to such payment or distribution (assuming for such purposes that the Liquidation Price in respect of shares of Series A Preferred Stock had not been previously paid) over (ii) the Liquidation Price paid with respect to such share.

                      (ii) The "Liquidation Price" of any share of Series A Preferred Stock will be the sum of (i) the Agreed Value of such share plus (ii) all accrued and unpaid dividends on such share through and including the determination date. The Agreed Value of any share of Series A Preferred Stock will be One Hundred Dollars ($100.00).

                      (iii) A merger or consolidation of the Corporation in which the holders of shares of capital stock of the Corporation immediately prior to the merger or consolidation hold less than 50% of the votes of capital stock immediately after the merger or consolidation, or a sale of all or substantially all of the Corporation's assets, shall be deemed to be a "liquidation, dissolution or winding-up of the Corporation" for purposes of this paragraph 5.

                  6. Voting Rights. (i) The holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of the Corporation's Class A Common Stock (as defined in the Charter) are entitled to vote, with each share of Series A Preferred Stock being entitled to one vote and with the holders of Series A Preferred Stock voting together with the holders of Class A Common Stock as a single class. In addition, holders of Series A Preferred Stock will be entitled to notice of, and to attend, all meetings of stockholders of the Corporation and to vote as a separate class on all matters submitted to the Corporation's stockholders with respect to which holders of stock are required to vote as a separate class under Maryland law.

                      (ii) Without the consent of the holders of a majority of the Series A Preferred Stock, voting separately as a single class, the Corporation will not:

                            (a)  increase,  decrease  or  effect a  subdivision,
combination or consolidation of the authorized amount of Series A Preferred Stock or issue or authorize the issuance of authorized but unissued shares of Series A Preferred Stock (in each case, other than for the payment of Dividend Shares pursuant to Section 3(i) hereof);

                            (b)  amend,  alter or repeal  any  provision  of its
Charter or bylaws so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series A Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series A Preferred Stock will vote together with the holders of Common Stock); or

                            (c)  amend,  alter or repeal any  resolution  of the
Corporation's Board of Directors or any other instrument establishing and designating the Series A Preferred Stock or any other capital stock of the Corporation, and determining the relative rights and preferences thereof, so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series A Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series A Preferred Stock will vote together with the holders of Common Stock).

                  7.   Preemptive Rights.  None.

                  8. Priority and Ranking of New Securities Offering. Notwithstanding any other provision of these Articles Supplementary, (i) the Corporation shall have the right to issue additional equity securities (the "New Securities") in order to raise up to $400,000,000 and (ii) the New Securities may bear dividends payable in cash or other consideration, be exchangeable for or convertible into other securities of the Corporation, and will be senior to and have priority over the Series A Preferred Stock in all respects (including without limitation with respect to dividends and distributions upon liquidation, dissolution and winding up of the Corporation), except that upon and after the occurrence of a Trigger Event, the New Securities will rank pari passu with the Series A Preferred Stock in respect of dividends, distributions upon liquidation, dissolution and winding up of the Corporation; provided, however, that the New Securities shall not be issued prior to the Closing Date under the Asset Purchase Agreement by and between River City Broadcasting, L.P. and the Corporation dated as of April 10, 1996 without the consent of the Seller thereunder.

                  9.   Miscellaneous

                  (a) All notices from the Corporation to the holders shall be given by one of the methods specified in paragraph 9(b).

                  (b) All notices and other communications hereunder shall be deemed given (i) on the first business day following the date received, if delivered personally, (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records oregistry for the Series A Preferred Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this paragraph 9(b)): Sinclair Broadcast Group, Inc., 2000 West 41st Street, Baltimore, Maryland 21211;
Attention: Corporate Secretary.

                  (c) The Corporation shall establish and maintain a register, or cause a transfer agent to establish and maintain a register, identifying the holders of shares of Series A Preferred Stock and shall, upon presentation of certificates endorsed for transfer or accompanied by duly executed powers of transfer, register the transfer of shares as evidenced by such certificates or powers of transfer.

                  (d) Any shares of Series A Preferred Stock which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of Series A Preferred Stock are outstanding to be filed with the Maryland State Department of Assessments and Taxation. When such certificate becomes effective, all references to Series A Preferred Stock shall be eliminated from the Charter and the shares of Preferred Stock designated hereby as Series A Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (e) The Corporation shall be entitled to recognize the exclusive right of a holder registered according to the Corporation's register as the holder of shares of Series A Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

                  (f) Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in these Articles Supplementary or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                                                                 ANNEX A TO
                                                          ARTICLES SUPPLEMENTARY

                        Terms of Series B Preferred Stock
                        ---------------------------------

                  1. Designation and Amount. The series shall be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of authorized shares of Series B Preferred Stock shall initially be 1,500,000 subject to increase by action of the Board of Directors effectuated by further Articles Supplementary in order to provide for the issuance of Dividend Shares (as defined herein).

                  2.  Par Value.   The Series B Preferred Stock shall have a par
value of $.01 per share.

                  3. Conversion. (a) Subject to the terms and conditions of this paragraph 3, each holder of Series B Preferred Stock (a "Convertible Holder") shall have the right (a "Conversion Right"), at its option at any time, to convert any or all shares of Series B Preferred Stock held by such Convertible Holder into such number of fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, of the Corporation as is obtained by (i) multiplying the number of shares of Series B Preferred Stock to be converted by $100.00 per share and (ii) dividing the result by the conversion price of $27.50 or, in case an adjustment of such price has taken place pursuant to the provisions of paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such prices, or such price as last adjusted, being referred to individually as a "Conversion Price" and collectively as the "Conversion Prices"). After the occurrence of a Trigger Event (as defined herein), each Convertible Holder shall be required to convert all shares if the Holder elects to convert any shares. Such Conversion Rights shall be exercised by a Convertible Holder by giving written notice that such Convertible Holder elects to convert its shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Convertible Holders) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued.

                     (b)  All  shares  of  Series  B   Preferred   Stock   shall
automatically convert into shares of Class A Common Stock on May 31, 2001 at the Conversion Price then in effect.

                     (c) Notwithstanding anything herein to the contrary, with respect to (i) shares of Series B Preferred Stock which the Corporation has called for redemption pursuant to
                                      - 1 -
paragraph 5 and redeemed, Conversion Rights shall terminate at the close of business on the redemption date, (ii) a liquidation of the Corporation, Conversion Rights shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock and (iii) Dividend Shares (as hereinafter defined), no conversion to Class A Common Stock shall be permitted and any such Dividend Shares shall be deemed to have been surrendered for cancellation as of the effective time of the conversion of the other shares of Series B Preferred Stock held by the holder of such Dividend Shares.

                      (d) Promptly after surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of the applicable class of Class A Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. No fractional shares of Class A Common Stock will be issued, and a cash payment will be made in lieu of any fractional share in an amount equal to the same fraction of the Conversion Price. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date a certificate or certificates are delivered pursuant to paragraph (a) above or on the date of automatic conversion pursuant to paragraph (b) above (whether or not such certificate or certificates for such share or shares shall have been surrendered on such date) and at such time the rights of the Convertible Holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. If any certificate or certificates for Series B Preferred Shares shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the Corporation or its transfer agent or agents therefor an affidavit of lost certificate or any other document reasonably satisfactory to the Corporation.

                      (e) If any Convertible Holder shall deliver shares for conversion after the Corporation gives a Redemption Notice pursuant to paragraph 5(iii), below, and the Corporation fails to redeem all shares subject to such Redemption Notice and not converted, then the Corporation shall give all converting shareholders notice of its failure to redeem and each converting Convertible Holder may, for a period of 30 days after such notice of failure to redeem, withdraw its conversion and receive back shares of Series B Preferred Stock together with any dividends paid on Series B Preferred Stock (or which would have been paid on Series B Preferred Stock) during the period such Convertible Holder held shares of Class A Common Stock (less any dividends received with respect to such shares of Class A Common Stock).

                  4.  Adjustment to Conversion Price.    The Conversion Price is
subject to adjustment after April 10, 1996 from time to time as follows:

                  (a) Adjustment to Conversion Price for Stock Splits and Combinations and Dividends and Distributions of Common Stock. If the Corporation
(i) pays a dividend or makes a distribution, without consideration, on Common Stock in shares of Common Stock or in any right to acquire Common Stock, (ii) subdivides (by stock split, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares or (iii) combines (by reverse stock split, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action will be adjusted so that the holder of any Series B Preferred Stock thereafter surrendered for conversion will be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4(a) will become effective immediately after the record date in the case of a dividend or distribution and will become effective immediately after the effective date in the case of a subdivision or combination.

                  (b)  Adjustments  to  Conversion  Price for  Certain  Diluting
Issues.

                       (i) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price will be made in respect of the issuance of additional shares of Common Stock (A) unless the issue price for the additional shares of Common Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue; (B) if the issuance of shares of Class A Common Stock is upon conversion of Series B Preferred Stock; (C) if the issuance of Class A Common Stock is upon the conversion of Class B Common Stock (as defined in the Charter); or (D) if the issuance is of shares of Class A Common Stock that have been reserved for issuance to employees of the Corporation pursuant to stock options that have been granted or which are available to be granted under the Corporation's existing stock option plans and stock options to be granted pursuant to the terms of the Employment Agreement.

                       (ii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In case the Corporation issues or sells additional shares of Common Stock, including but not limited to deemed issuances as provided in paragraph 4(b)(iii), for a consideration per share less than the then applicable Conversion Price of the Series B Preferred Stock, then, and in each such case, the Conversion Price of the Series B Preferred Stock will be adjusted so that the adjusted Conversion Price is equal to:


                                  C*O + N*P + A
                                      O + N

where:

         C   =    the then current Conversion Price;

         O   =    the number of shares of Common Stock outstanding on the record date  for the  issuance  (including  all  shares  issuable  on conversion  of the  Series B  Preferred  Stock
                  and  all  other  shares   issuable   pursuant  to  options  or
                  convertible securities outstanding immediately prior to the issuance);


         N   =    the total number of  additional  shares of Common Stock issued in the issuance, or issuable upon the exercise or conversion of options or convertible securities;

         P   =    the offering  price per share of shares of Common Stock issued in the issuance or the price per share of Common Stock payable upon the exercise or conversion of options or convertible securities, in each case minus the amount per share of any expenses payable by the Corporation and any underwriting or similar commissions, compensations or concessions paid or allowed by the Corporation in connection with the issuance;
                  and

         A   =    the aggregate  consideration,  if any, paid to the Corporation upon the issuance  for the issuance of options or  convertible securities  minus the  amount of any  expenses  payable by the
                  Corporation  and  any  underwriting  or  similar  commissions,
                  compensations   or   concessions   paid  or   allowed  by  the
                  Corporation in connection  with the issuance.




                      (iii) Options and Convertible Securities Deemed Additional Shares of Common Stock. If the Corporation at any time or from time to time after April 10, 1996 shall issue any options or convertible securities (other than in a transaction resulting in an adjustment under paragraph 4(a) or a transaction described in paragraph 4(b)(i)), then, subject to clause (E) below, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such options, or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities and options therefor, shall be deemed to be additional shares of Common Stock issued as of the time such options or convertible securities are issued or, in case a record date shall have been fixed for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                            (A) no further  adjustments in the Conversion  Price
shall be made upon the subsequent issue of convertible securities or shares of Common Stock upon the exercise of such options or conversion or exchange of such convertible securities;

                            (B) if such  options or  convertible  securities  by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the rights of conversion or exchange under such convertible securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred Stock);

                            (C) upon the  expiration  of any such options or any
rights of conversion or exchange under such convertible securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                     (i) in the case of  convertible  securities
                                or options for Common Stock, the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such options or the conversion or exchange of such convertible securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or (y) for the issue of all such convertible securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                     (ii) in the case of options for convertible
                                securities, only the convertible securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options, and the consideration received by the Corporation for the additional shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the convertible securities with respect to which such options were actually exercised:

                            (D) no  readjustment  pursuant  to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of additional shares of Common Stock between the original adjustment date and such readjustment date if the original adjustment had not been made;

                            (E) in the case of any options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

For purposes of this paragraph 4(b)(iii), options means options, warrants or other rights to subscribe for, purchase or otherwise acquire shares of Common Stock or convertiblesecurities, and convertible securities means any evidences of indebtedness, shares (other than the Series A Exchangeable Preferred Stock and the Series B Preferred Stock) or other securities convertible into or exchangeable for shares of Common Stock.

                      (iv) Value of Consideration. For purposes of this paragraph 4(b), the value of the consideration received by the Corporation for the issuance of any additional shares of Common Stock will be computed as follows:

                            (A) insofar as it  consists of cash,  be computed at
the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                            (B)  insofar  as  it  consists  of  publicly  traded
securities, be computed based upon the average closing price of such securities for the 10 consecutive trading days immediately preceding the day on which the Corporation receives such consideration; and

                            (C) insofar as it  consists  of property  other than
cash or publicly traded securities, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors.

In the event that additional shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the value of such consideration so received that is allocable to such additional shares of Common Stock will be determined in good faith by the Board.

         (c) Minimum Adjustment. No adjustment in the Conversion Price will be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph 4) would require an increase or decrease of at least 1% in the Conversion Price; provided, that any adjustments which by reason of this paragraph 4 are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 will be made to the nearest cent.

         (d) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this paragraph 4, the Corporation will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series B Preferred Stock a certificate, signed by the Chairman of the Board, the Chief Executive Officer, the Treasurer/Chief Financial Officer or any
                                      - 6 -
other officer of the Corporation of equivalent seniority setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based.

          (e) Dividends and Distributions Payable in Securities of the Company other than Shares of Common Stock. In case the Corporation makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock or rights to acquire Common Stock), then and in each such event provision will be made so that the holders of Series B Preferred Stock will receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of, and immediately prior to such event and had they thereafter retained such securities (together with any distributions paid thereon) until the conversion date.

         (f) Consolidation, Merger or Sale of Assets. Except as provided in paragraph 7, if any transaction occurs, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock),
(ii) any consolidation or merger of the Corporation with or into another person or any merger of another person into the Corporation (other than a merger in which the Corporation is the surviving corporation and that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Corporation, or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock will be entitled to receive other securities, cash or other property, then appropriate provision will be made so that the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such share only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer, or share exchanges by a holder of the number of shares or Common Stock issuable upon conversion of such share of Series B Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange, and the Corporation will not enter into any such merger, consolidation, sale, lease, transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation's shares, as the case may be, makes appropriate provisions to establish such right.

                  5.   Trigger Event.

                      (i) Upon the date that is 180 days after the occurrence of a Trigger Event (as defined below), subject to paragraph 10 hereof, the holders of shares of Series B Preferred Stock, in preference to the holders of any other class of capital stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash or, at the Corporation's option, additional shares of Series B Preferred Stock ("Dividend Shares") on the last day of March, June, September and December in each year

(each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the date that is 180 days after the occurrence of the Trigger Event, in an amount per share (rounded to the nearest cent) equal to (a) with respect to the first four Quarterly Dividend Payment Dates, Three Dollars and Seventy-Five Cents ($3.75) and (b) with respect to the fifth and each succeeding Quarterly Dividend Payment Date, Five Dollars ($5.00). In the event a quarterly dividend is paid (in whole or in part) in Dividend Shares, the number of Dividend Shares to be issued in respect of such dividend payment for each share of Series B Preferred Stock then outstanding shall equal (x) that portion of the quarterly dividend paid in Dividend Shares (expressed in Dollars) divided by (y) 100.

                      (ii) Whether or not declared, dividends shall begin to accrue and be cumulative on initially outstanding shares of Series B Preferred Stock from the 180th day following the Trigger Event. Whether or not declared, dividends shall begin to accrue and be cumulative on Dividend Shares from the date of the applicable Quarterly Dividend Payment Date. All dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not declared, from and after the date such dividends are payable and be rounded to the nearest cent. Any dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated equally among all such shares at the time outstanding. If a portion of a dividend is paid in cash and a portion is paid in Dividend Shares, then the proportion of the dividend paid in cash and the proportion paid in Dividend Shares shall be the same for each share. The Board of Directors may fix a record date for the determination of holders of shares of Series B
Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                      (iii) At any time after the occurrence of a Trigger Event, the Corporation shall have the right to purchase all of the shares of Series B Preferred Stock then held by a holder at a purchase price per share equal to (a) One Hundred Dollars ($100.00) plus (b) the amount of any accrued and unpaid dividends and distributions on such share, whether or not declared, to the date of such payment. If the Corporation elects to exercise its right to repurchase pursuant to this paragraph, the Corporation shall fix the date for redemption and shall give notice of such redemption (the "Redemption Notice") not less than 30 nor more than 60 days prior to the date fixed for redemption; provided, however, that the redemption date shall not be sooner than 180 days after the Trigger Event Notice, and the Corporation may give notice of a redemption to occur on such 180th day at any time after the Trigger Event Notice and before the 30th day preceding such 180th day. The Redemption Notice shall specify (i) the time and date on which the redemption will occur; (ii) the redemption price;
(iii) that the holders of shares of Series B Preferred Stock have the right to convert such shares into shares of Common Stock at any time prior to the redemption date; and (iv) the Conversion Price on the date of the Redemption Notice.

                      (iv) A "Trigger Event" means the termination of Barry Baker's employment with the Corporation prior to the expiration of the initial five-year Agreement Term set forth in the Employment Agreement dated as of April 10, 1996 between Barry Baker and the Corporation (the "Employment Agreement")
(x) by the Corporation for any reason other than "for cause" under Section 9 of the Employment Agreement, or (y) by Barry Baker under Section 10.3.1 of the Employment Agreement.

                      (v) The Corporation shall give each Convertible Holder notice of the occurrence of a Trigger Event (the "Trigger Event Notice") within 30 days following the occurrence of the Trigger Event. The Trigger Event Notice shall advise the Convertible Holders of the type of Trigger Event that has occurred and the date on which such Trigger Event occurred.

                  6. Dividends. Prior to the date that is 180 days after the occurrence of a Trigger Event, the Series B Preferred Stock shall not be entitled to receive any preference with respect to dividends. Notwithstanding the preceding sentence, prior to the date that is 180 days after the occurrence of a Trigger Event, the holders of Series B Preferred Stock shall be entitled to share ratably (with each share of Series B Preferred Stock equivalent to the number of shares of Class A Common Stock into which such share can be converted pursuant to paragraphs 3 and 4 hereof), in the payments of any dividends or other distributions made with respect to Common Stock, including dividends or distributions made in the form of (i) cash, (ii) securities other than Common Stock, (iii) other assets, or (iv) warrants or rights to subscribe for securities other than Common Stock or for other assets.

                  7. Liquidation Dissolution or Winding Up. (i) Prior to the occurrence of a Trigger Event, subject to the provisions of paragraph 10 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over the Class A Common Stock and the Class B Common Stock and after distributions to any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price of the Series B Preferred Stock as of the date of payment or distribution. In addition, after the payment of the Liquidation Price, holders of Series B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, on a pari passu basis and concurrent with payments or distributions made upon liquidation, dissolution or winding-up to the holders of the Corporation's Class A Common Stock and Class B Common Stock, an amount per share equal to the excess, if any, of (i) the amount that would have been payable with respect to such share if it had been converted into shares of Common Stock pursuant to the conversion provisions in Paragraph 3 and Paragraph 4 hereof immediately prior to such payment or distribution (assuming for such purposes that the Liquidation Price in respect of shares of Series B Preferred Stock had not been previously paid) over (ii) the Liquidation Price paid with respect to such share.

                  (ii) After the occurrence of a Trigger Event, subject to the provisions of paragraph 10 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series

B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price (as defined below) of the Series B Preferred Stock as of the date of payment or distribution.

                  (iii) The Liquidation Price of any share of Series B Preferred Stock will be the sum of (i) the Agreed Value of such share plus (ii) all accrued and unpaid dividends on such share through and including the determination date. The Agreed Value of any share of Series B Preferred Stock will be One Hundred Dollars ($100.00).

                  (iv) A merger or consolidation of the Corporation in which the holders of shares of capital stock of the Corporation immediately prior to the merger or consolidation hold less than 50% of the votes of capital stock immediately after the merger or consolidation, or a sale of all or substantially all of the Corporation's assets, shall be deemed to be a "liquidation, dissolution or winding-up of the Corporation" for purposes of this paragraph 7.

                  8. Voting Rights. (a) The holders of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of the Corporation's Class A Common Stock are entitled to vote, with each share of Series B Preferred Stock being entitled to a number of votes equal to the number of shares of Class A Common Stock into which the share could be converted pursuant to paragraphs 3 and 4 hereof, and with the holders of Series B Preferred Stock voting together with the holders of Class A Common Stock as a single class. In addition, holders of Series B Preferred Stock will be entitled to notice of, and to attend, all meetings of stockholders of the Corporation and to vote as a separate class on all matters submitted to the Corporation's stockholders with respect to which holders of stock are required to vote as a separate class under Maryland law.

                      (b) Without the consent of the holders of a majority of the Series B Preferred Stock, voting separately as a single class, the Corporation will not:

                           (i)  increase,  decrease  or  effect  a  subdivision,
combination or consolidation of the authorized amount of Series B Preferred Stock or issue or authorize the issuance of authorized but unissued shares of Series B Preferred Stock (in each case, other than for the payment of Dividend Shares pursuant to Section 5(i) hereof);

                           (ii)  amend,  alter or repeal  any  provision  of its
Charter or bylaws so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series B Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series B Preferred Stock will vote together with the holders of Common Stock); or

                           (iii) amend,  alter or repeal any  resolution  of the
Corporation's Board of Directors or any other instrument establishing and designating the Series B Preferred Stock or any other capital stock of the Corporation, and determining the relative rights and preferences thereof, so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series B Preferred Stock (provided that much separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series B Preferred Stock will vote together with the holders of Common Stock).

                  9.   Preemptive Rights.  None.

                  10. Priority and Ranking of New Securities Offering. Notwithstanding any other provisions of these Articles Supplementary, (i) the Corporation shall have the right to issue additional equity securities (the "New Securities") in order to raise up to $400,000,000 and (ii) the New Securities may bear dividends payable in cash or other consideration, be exchangeable for or convertible into other securities of the Corporation, and will be senior to and have priority over the Series B Preferred Stock in all respects (including without limitation with respect to dividends and distributions upon liquidation, dissolution and winding up of the Corporation), except that upon and after the occurrence of a Trigger Event, the New Securities will rank pari passu with the Series B Preferred Stock in respect of dividends, distributions upon liquidation, dissolution and winding up of the Corporation; provided, however, that the New Securities shall not be issued prior to the Closing Date under the Asset Purchase Agreement by and between River City Broadcasting, L.P. and the Corporation dated as of April 10, 1996 without the consent of the Seller thereunder.

                  11.  Miscellaneous.

                  (a) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into such Class A Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Class A Common Stock would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Class A Common Stock that are held in the treasury of the Corporation. All shares of Class A Common Stock which shall be deliverable upon conversion of the shares of Series B Preferred Stock shall be duly and validly issued, fully paid and nonassessable. For purposes of this paragraph 11(a), any shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                  (b) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion (or pursuant to redemption or exchange) of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Class A Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the Convertible Holder requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (c) All notices from the Corporation to the holders shall be given by one of the methods specified in paragraph 11(d).

                  (d) All notices and other communications hereunder shall be deemed given (i) on the first business day following the date received, if delivered personally, (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the Series B Preferred Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this paragraph 11(d)):
Sinclair Broadcast Group, Inc., 2000 West 41st Street, Baltimore, Maryland 21211; Attention: Corporate Secretary.

                  (e) The Corporation shall establish and maintain a register, or cause a transfer agent to establish and maintain a register, identifying the holders of shares of Series B Preferred Stock and shall, upon presentation of certificates endorsed for transfer or accompanied by a duly executed power of transfer, register the transfer of shares as endorsed by such certificates or powers of transfer.

                  (f) Any shares of Series B Preferred Stock which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors; provided, however, that the Corporation shall retain as authorized but unissued shares of Series B Preferred Stock a sufficient number of such shares to allow exchange of shares of Class A Common Stock into Series B Preferred Stock pursuant to paragraph 3(e) hereof or upon the occurrence of a Trigger Event to the extent holders of Class A Common Stock have the right to exchange their Common Stock for Series B Preferred Stock. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of Series B Preferred Stock are outstanding to be filed with the Secretary of State of the State of Maryland. When such certificate becomes effective, all references to Series B Preferred Stock shall be eliminated from the Charter and the shares of Preferred Stock designated hereby as Series B Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (g)  The  Corporation  shall  be  entitled  to  recognize  the exclusive right of a Convertible Holder registered according to the Corporation's register as the holder of shares of Series B Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

                  (h) Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in these Articles Supplementary or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.